Exhibit 99.1

FOR IMMEDIATE RELEASE:

Einstein Noah Restaurant Group Reports

Second Quarter 2012 Financial Results

Company-owned Restaurant Sales Grew 3.0%

Cost of Goods Sold Improved 210 Basis Points

LAKEWOOD, Colo. – August 2, 2012 – Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL), a leader in the quick-casual segment of the restaurant industry operating under the Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel® brands, today reported financial results for the second quarter ended July 3, 2012.

Highlights for the Second Quarter 2012 Compared to the Second Quarter 2011:

•

Total revenues increased 2.2% to $106.0 million from $103.7 million, reflecting a 3.0% increase in Company-owned restaurant sales, while manufacturing and commissary revenues decreased 7.2% due to recent commissary closures.

•	System-wide comparable store sales increased +1.3%, the fifth consecutive quarter of positive trends.

•

Net income was $3.0 million, or $0.17 per diluted share, which included $0.02 per diluted share for charges related to the strategic alternatives review process, compared to $3.1 million, or $0.18 per diluted share, which included gains of $0.03 per diluted share for the sale of two restaurants and the receipt of insurance proceeds.

•	Outstanding indebtedness was reduced by $1.9 million since April 3, 2012 to $70.5 million.

•	Adjusted EBITDA increased 13.7% to $11.0 million from $9.7 million. (*)

Jeff O’Neill, President and Chief Executive Officer, stated, “In addition to extending our track record of generating positive system-wide comparable store sales to five consecutive quarters, we also realized a 150 basis point improvement in store margins and a 13.7% increase in adjusted EBITDA in the second quarter. Our comparable store sales increase was driven through a combination of favorable product mix, pricing, and expanded catering sales, while the sequential improvement in traffic trends reflected the support for our new Smart Choices menu and expanded specialty beverage program. In addition, we are currently conducting a regional test focused on traffic building initiatives and, based on the positive response, have plans to roll this program through the balance of the year.”

O’Neill concluded, “As announced last quarter, our Board of Directors is reviewing strategic alternatives to maximize value for all stockholders, and we have no further update to provide at this time. Our Company priorities of executing on our asset-light expansion strategy, de-levering our balance sheet, paying a quarterly dividend, building on our comparable sales momentum, and realizing operational improvements through our comprehensive cost savings program have not changed. In fact, we are pleased to have already made substantial progress on these action items and expect continued focus will further strengthen our business model.”

Second Quarter 2012 Financial Results

For the second quarter ended July 3, 2012, system-wide comparable store sales increased +1.3%, reflecting +3.9% growth in average check that was driven primarily by product mix, pricing, and an increase in catering sales, and partially offset by lower comparable transactions. Total revenues increased 2.2% to $106.0 million from $103.7 million, reflecting a 3.0% increase in Company-owned restaurant sales, while manufacturing and commissary revenues decreased 7.2% due to recent commissary closures.

Restaurant gross margin as a percentage of company-owned restaurant sales increased 150 basis points to 17.7% from 16.2%, and was due primarily to operational efficiencies in food costs, and to a lesser extent, overall sales leveraging and higher pricing.

Manufacturing and commissary gross margin as a percentage of manufacturing and commissary revenues increased from 12.0% to 22.9%, and was due to benefits from various cost initiatives related to the efficiency program, but particularly, the closure of all five commissaries by the end of the first quarter of this year.

Overall, gross margin was $21.1 million in the second quarter of 2012 compared to $18.3 million in the second quarter of 2011, and as a percentage of total revenues, increased to 19.9% from 17.7% in the year-ago period.

General and administrative expenses increased to $10.0 million in the second quarter of 2012 from $8.6 million in the second quarter of 2011, and was primarily due to higher variable incentive compensation.

Strategic alternatives expenses were $0.4 million in the second quarter of 2012 for which there was no comparable expense in the second quarter of 2011.

Adjusted EBITDA rose 13.7% to $11.0 million in the second quarter of 2012 compared to $9.7 million in the second quarter of 2011. (*)

Income from operations decreased by $0.4 million to $5.6 million in the second quarter of 2012. In the second quarter of 2011, the Company recorded a gain of $0.9 million on the sale of two restaurants to a franchisee and the receipt of insurance proceeds related to a fire at one Company-owned restaurant.

Net income was $3.0 million or $0.17 per diluted share, which included $0.02 per diluted share for charges related to the strategic alternatives review process. This compares to net income of $3.1 million, or $0.18 per diluted share, in the second quarter of 2011, which included a gain of $0.03 per diluted share related to the sale of two restaurants to a franchisee and the receipt of insurance proceeds related to a fire at one Company-owned restaurant.

*	A reconciliation of the non-GAAP measure to the nearest GAAP measure can be found in the accompanying tables below.

Restaurant Development

As of July 3, 2012, there were 783 Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel® branded restaurants in operation. During the second quarter of 2012, the Company added 10 restaurants to its operations and ended the quarter with 448 Company-owned and operated restaurants, while franchisees and licensees ended the period with 95 and 240 restaurants, respectively.

Fiscal Year 2012 Guidelines

The Company is providing the following updated guidelines for the 52-week period and as noted.

•	60 to 80 system-wide openings, including 8 to 12 Company-owned restaurants, 12 to 14 franchise restaurants, and 40 to 54 license restaurants.

•	Capital expenditures of $24 million to $26 million.

•	Commodity inflation of 2% to 3%.

•	The Company has secured price protection on approximately 90% and 100% of its wheat and coffee requirements, respectively.

•	General and administrative expenses of $10 million to $11 million per quarter, which includes incentive compensation expenditures.

•	An annual effective tax rate of approximately 39%; however, the Company will continue to only pay minimal cash-taxes for the next several years.

Conference Call Today

The Company will host a conference call to discuss its second quarter 2012 financial results today at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Hosting the call will be Jeff O’Neill, President and Chief Executive Officer, and Manny Hilario, Chief Financial Officer.

The dial-in numbers for the conference call are 877-397-0298 for domestic toll-free calls and 719-325-4903 for international. A telephone replay will be available through August 9, 2012, and may be accessed by dialing 877-870-5176 for domestic toll-free calls or 858-384-5517 for international. The conference ID is 5016242.

The conference call will also be webcast live from Einstein Noah’s website at www.einsteinnoah.com.

About Einstein Noah Restaurant Group

Einstein Noah Restaurant Group, Inc. is a leading company in the quick casual restaurant industry that operates and licenses locations primarily under the Einstein Bros.® and Noah’s New York Bagels® brands and primarily franchises locations under the Manhattan Bagel® brand. The Company’s retail system consists of over 780 restaurants in 39 states and the District of Columbia. It also operates a dough production facility. The Company’s stock is traded on the NASDAQ under the symbol BAGL. Visit www.einsteinnoah.com for additional information.

Forward Looking Statement Disclosure

Certain statements in this press release, including statements under the heading “Fiscal Year 2012 Guidelines”, constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “guideline,” “forecast,” “estimate,” “project,” “plan to,” “is designed to,” “look forward,” “expects,” “prospects,” “intend,” “indications,” “expect,” “should,” “would,” “believe,” “target,” “trend,” “contemplate,” “anticipates” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating), or achievements to differ materially from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. These unknown risks, uncertainties and other factors include but are not limited to (i) the results for the 2012 third quarter and year over year revenue and other financial results, comparable store sales, and margin performance are not necessarily indicative of future results, and our expectations for full year 2012 results are subject to shifting consumer preferences, new product execution, economic conditions, weather, competition, seasonal factors and cost containment initiatives, among other factors; (ii) our ability to improve transactions and our long-term growth are dependent upon consumer acceptance of our products and marketing initiatives, general economic and market conditions, among other factors; (iii) our ability to continue to improve store level margins and contain costs are dependent upon successfully executing plans for productivity improvements, labor efficiencies and food cost management; (iv) the ability to develop and open new company-owned, license and franchise restaurants and upgrade company-owned restaurants is dependent upon the availability of capital, securing acceptable financing and lease terms for desired locations, as well as the availability of contractors and materials, and securing necessary permits and licenses; (v) our ability to expand our development pipeline and ultimately expand our royalty stream is dependent upon the factors listed in (iv), above, and our ability to attract franchisees and licensees and negotiate favorable agreements; (vi) our ability to obtain lower costs for agricultural commodities is dependent upon weather, crop yield and production, the market, economic conditions, including market and inflationary pressures; (vii) our ability to build brand equity and create long-term value for our shareholders is dependent upon the success of our initiatives, financial results and the factors listed above, among other factors. These and other risks are more fully discussed in the Company’s SEC filings.

Contacts:

Investor Relations:

Tom Ryan / Raphael Gross

203-682-8200 / 203-682-8253

tryan@icrinc.com / rgross@icrinc.com

Media Relations:

Michael Fox/ Liz Brady

203-682-8200 / 646-277-1226

mfox@icrinc.com / lbrady@icrinc.com

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this filing, the Company has provided certain non-GAAP financial information, including earnings before interest, taxes, depreciation, amortization, restructuring expenses and other operating expenses/(income) (“adjusted EBITDA”) and free cash flow, which the Company defines as net cash provided by operating activities less net cash used in investing activities. Management believes that the presentation of this non-GAAP financial information provides useful information to investors because this information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company’s Board of Directors uses this non-GAAP financial information to evaluate the performance of the Company and the management team. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information to the nearest GAAP measure.

The Company includes in this document information on system-wide comparable store sales percentages. System-wide comparable store sales percentages refer to changes in sales of our restaurants, whether operated by the company or by franchisees and licensees, in operation for six fiscal quarters including those restaurants temporarily closed for an immaterial amount of time. Some of the reasons restaurants may be temporarily closed include remodeling, road construction, rebuilding related to site-specific catastrophes and natural disasters. Franchise and license comparable store sales percentages are based on sales of franchised and licensed restaurants, as reported by franchisees and licensees. Management reviews the increase or decrease in comparable sales to assess business trends. Comparable store sales exclude closed locations. When we intend to relocate a restaurant, we consider that restaurant to be temporarily closed for up to twelve months after it ceases operations. If a suitable relocation site has not been identified by the end of twelve months, we consider the restaurant to be permanently closed. Until that time, we include the restaurant in our open store count, but exclude its sales from our comparable store sales. As of July 3, 2012, there are five stores that we intend to relocate, and are thus considered to be temporarily closed.

The Company uses company-owned comparable store sales, franchise and license sales and the resulting system-wide sales information internally in connection with restaurant development decisions, planning, and budgeting analyses. The Company believes comparable store sales information is useful in assessing consumer acceptance of our brands; facilitates an understanding of our financial performance and the overall direction and trends of sales and operating income; helps the Company appreciate the effectiveness of its advertising and marketing initiatives; and provides information that is relevant for comparison within the industry.

Comparable store sales percentages are non-GAAP financial measures, which should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP, and may not be equivalent to comparable store sales as defined or used by other companies. The Company does not record franchise or license restaurant sales as revenues. However, royalty revenues are calculated based on a percentage of franchise and license restaurant sales, as reported by the franchisees or licensees.

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

	13 weeks ended		Increase/
	(in thousands)		(Decrease)
	June 28,	July 3,	2012
	2011	2012	vs. 2011
Revenues:
Company-owned restaurant sales	$93,613	$96,399	3.0%
Manufacturing and commissary revenues	7,797	7,239	(7.2%)
Franchise and license related revenues	2,267	2,355	3.9%

Total revenues	103,677	105,993	2.2%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs
Cost of goods sold	28,164	27,003	(4.1%)
Labor costs	27,156	28,208	3.9%
Rent and related expenses	10,023	10,470	4.5%
Other operating costs	10,226	10,176	(0.5%)
Marketing costs	2,924	3,486	19.2%

Total company-owned restaurant costs	78,493	79,343	1.1%
Manufacturing and commissary costs	6,865	5,581	(18.7%)

Total cost of sales	85,358	84,924	(0.5%)
Gross margin:
Company-owned restaurant	15,120	17,056	12.8%
Manufacturing and commissary	932	1,658	77.9%
Franchise and license	2,267	2,355	3.9%

Total gross margin	18,319	21,069	15.0%
Operating expenses:
General and administrative expenses	8,615	10,032	16.4%
Depreciation and amortization	4,607	5,011	8.8%
Restructuring expenses	—	(74)	* *
Strategic alternatives expenses	—	435	* *
Other operating (income) expenses, net	(936)	75	(108.0%)

Income from operations	6,033	5,590	(7.3%)
Interest expense, net	823	778	(5.5%)

Income before income taxes	5,210	4,812	(7.6%)
Provision for income taxes	2,130	1,856	(12.9%)

Net income	$3,080	$2,956	(4.0%)

Net income – Basic	$0.18	$0.17	(5.6%)
Net income – Diluted	$0.18	$0.17	(5.6%)
Cash dividend declared per common share	$0.125	$0.125	0.0%
Weighted average number of common shares outstanding:
Basic	16,725,827	16,935,195	1.3%
Diluted	17,004,316	17,213,322	1.2%

**	Not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

PERCENTAGE RELATIONSHIP TO TOTAL REVENUES

(unaudited)

	13 weeks ended
	(percent of total revenue)
	June 28,	July 3,
	2011	2012
Revenues:
Company-owned restaurant sales	90.3%	91.0%
Manufacturing and commissary revenues	7.5%	6.8%
Franchise and license related revenues	2.2%	2.2%

Total revenues	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs (1)
Cost of goods sold	30.1%	28.0%
Labor costs	29.0%	29.3%
Rent and related expenses	10.7%	10.8%
Other operating costs	10.9%	10.6%
Marketing costs	3.1%	3.6%

Total company-owned restaurant costs	83.8%	82.3%
Manufacturing and commissary costs (2)	88.0%	77.1%

Total cost of sales	82.3%	80.1%
Gross margin:
Company-owned restaurant (1)	16.2%	17.7%
Manufacturing and commissary (2)	12.0%	22.9%
Franchise and license	100.0%	100.0%

Total gross margin	17.7%	19.9%
Operating expenses:
General and administrative expenses	8.3%	9.5%
Depreciation and amortization	4.5%	4.7%
Restructuring expenses	0.0%	(0.1%)
Strategic alternatives expenses	0.0%	0.4%
Other operating (income) expenses, net	(0.9%)	0.1%

Income from operations	5.8%	5.3%
Interest expense, net	0.8%	0.7%

Income before income taxes	5.0%	4.6%
Provision for income taxes	2.0%	1.8%

Net income	3.0%	2.8%

(1)	As a percentage of company-owned restaurant sales
(2)	As a percentage of manufacturing and commissary revenues

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

	26 weeks ended		Increase/
	(in thousands)		(Decrease)
	June 28,	July 3,	2012
	2011	2012	vs. 2011
Revenues:
Company-owned restaurant sales	$183,412	$189,846	3.5%
Manufacturing and commissary revenues	16,774	15,689	(6.5%)
Franchise and license related revenues	4,736	5,331	12.6%

Total revenues	204,922	210,866	2.9%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs
Cost of goods sold	54,278	53,372	(1.7%)
Labor costs	54,186	55,076	1.6%
Rent and related expenses	20,278	20,747	2.3%
Other operating costs	19,341	19,503	0.8%
Marketing costs	6,226	5,990	(3.8%)

Total company-owned restaurant costs	154,309	154,688	0.2%
Manufacturing and commissary costs	14,449	12,477	(13.6%)

Total cost of sales	168,758	167,165	(0.9%)
Gross margin:
Company-owned restaurant	29,103	35,158	20.8%
Manufacturing and commissary	2,325	3,212	38.2%
Franchise and license	4,736	5,331	12.6%

Total gross margin	36,164	43,701	20.8%
Operating expenses:
General and administrative expenses	18,705	21,115	12.9%
Depreciation and amortization	9,147	9,778	6.9%
Restructuring expenses	213	480	125.4%
Strategic alternatives expenses	—	435	* *
Other operating (income) expenses, net	(823)	259	(131.5%)

Income from operations	8,922	11,634	30.4%
Interest expense, net	1,733	1,578	(8.9%)

Income before income taxes	7,189	10,056	39.9%
Provision for income taxes	2,941	3,896	32.5%

Net income	$4,248	$6,160	45.0%

Net income – Basic	$0.26	$0.36	38.5%
Net income – Diluted	$0.25	$0.36	44.0%
Cash dividends declared per common share	$0.125	$0.250	100.0%
Weighted average number of common shares outstanding:
Basic	16,555,617	16,892,986	2.0%
Diluted	16,847,493	17,162,952	1.9%

**	Not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

(unaudited)

	26 weeks ended
	(percent of total revenue)
	June 28,	July 3,
	2011	2012
Revenues:
Company-owned restaurant sales	89.5%	90.0%
Manufacturing and commissary revenues	8.2%	7.5%
Franchise and license related revenues	2.3%	2.5%

Total revenues	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs (1)
Cost of goods sold	29.6%	28.1%
Labor costs	29.5%	29.0%
Rent and related expenses	11.1%	10.8%
Other operating costs	10.5%	10.3%
Marketing costs	3.4%	3.2%

Total company-owned restaurant costs	84.1%	81.5%
Manufacturing and commissary costs (2)	86.1%	79.5%

Total cost of sales	82.4%	79.3%
Gross margin:
Company-owned restaurant	15.9%	18.5%
Manufacturing and commissary	13.9%	20.5%
Franchise and license	100.0%	100.0%

Total gross margin	17.6%	20.7%
Operating expenses:
General and administrative expenses	9.1%	10.0%
Depreciation and amortization	4.5%	4.6%
Restructuring expenses	0.1%	0.2%
Strategic alternatives expenses	0.0%	0.2%
Other operating (income) expenses, net	(0.4%)	0.1%

Income from operations	4.3%	5.6%
Interest expense, net	0.8%	0.8%

Income before income taxes	3.5%	4.8%
Provision for income taxes	1.4%	1.9%

Net income	2.1%	2.9%

(1)	As a percentage of Company-owned restaurant sales
(2)	As a percentage of manufacturing revenues
*	Not applicable
**	Not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.

SELECTED FINANCIAL INFORMATION

(in thousands)

Selected Consolidated Balance Sheet Information:	January 3, 2012	July 3, 2012
Cash and cash equivalents, end of period	$8,652	$14,651
Property, plant and equipment, net	59,017	56,192
Total assets	204,732	206,059
Total debt	74,200	70,450
Total liabilities	116,919	114,335

	26 weeks ended
Selected Consolidated Cash Flow Information:	June 28, 2011	July 3, 2012
Net cash provided by operating activities	$16,450	$23,897
Net cash used in investing activities	(7,127)	(10,665)
Net cash used in financing activities	(11,131)	(7,233)
Free cash flow (cash provided by operating activities less cash used in investing activities)	9,323	13,232

	13 weeks ended		26 weeks ended
	June 28,	July 3,	June 28,	July 3,
Reconciliation of GAAP to Non-GAAP Measures:	2011	2012	2011	2012
Net income	$3,080	$2,956	$4,248	$6,160
Adjustments to net income:
Interest expense, net	823	778	1,733	1,578
Provision for income taxes	2,130	1,856	2,941	3,896
Depreciation and amortization	4,607	5,011	9,147	9,778
Restructuring expenses	—	(74)	213	480
Strategic alternatives expenses	—	435	—	435
Other operating (income) expense, net	(936)	75	(823)	259

Adjusted EBITDA	$9,704	$11,037	$17,459	$22,586

EINSTEIN NOAH RESTAURANT GROUP, INC.

SELECTED FINANCIAL INFORMATION

	13 weeks ended July 3, 2012
	Company
	Owned	Franchised	Licensed	Total
Consolidated Total
Total beginning balance	447	91	239	777
Opened restaurants	1	5	4	10
Closed restaurants	—	(1)	(3)	(4)
Refranchising, Net	—	—	—	—

Total ending balance	448	95	240	783

	Trailing 12 Months Activity
	Company
	Owned	Franchised	Licensed	Total
Consolidated Total
Beginning balance June 28, 2011	432	93	211	736
Opened restaurants	9	11	40	60
Closed restaurants	(1)	(1)	(11)	(13)
Refranchising, Net	8	(8)	—	—

Ending balance July 3, 2012	448	95	240	783